As filed with the Securities and Exchange Commission on November 5, 2019

Registration No. 333-__________

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT

Under

THE SECURITIES ACT OF 1933

Mayville Engineering Company, Inc.

(Exact name of registrant as specified in its charter)

Wisconsin	39-0944729
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

715 South Street, Mayville, Wisconsin	53050
(Address of principal executive offices)	(Zip Code)

Mayville Engineering Company, Inc. 401(k) Plan

(Full title of the plan)

Robert D. Kamphuis Chairman, President & Chief Executive Officer Mayville Engineering Company, Inc. 715 South Street Mayville, Wisconsin 53050 (920) 387-4500	Copy to: Russell E. Ryba Foley & Lardner LLP 777 East Wisconsin Avenue Milwaukee, Wisconsin 53202-5306 (414) 297-5668
(Name, address and telephone number, including area code, of agent for service)

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐

Non-accelerated filer	☒	Smaller reporting company	☐

		Emerging growth company	☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act.  ☐

CALCULATION OF REGISTRATION FEE

Title of Securities to be Registered	Amount to be Registered(1)	Proposed Maximum Offering Price Per Share(2)	Proposed Maximum Aggregate Offering Price(2)	Amount of Registration Fee
Common Stock, no par value per share	7,000,000 shares(3)	$8.455	$59,185,000	$7,682.22

(1)

Pursuant to Rule 416(a) under the Securities Act of 1933, this Registration Statement also covers an indeterminate number of additional shares of Common Stock that may become issuable as a result of stock splits, stock dividends or similar transactions pursuant to the anti-dilution provisions of the Mayville Engineering Company, Inc. 401(k) Plan (the “401(k) Plan”). Pursuant to Rule 416(c) under the Securities Act of 1933, this Registration Statement also covers an indeterminate amount of interests to be offered or sold pursuant to the 401(k) Plan. In addition, this Registration Statement covers the resale by certain Selling Shareholders named in the Prospectus included in and filed with this Form S-8 of certain of the shares of the Registrant’s Common Stock subject to this Registration Statement, for which no additional registration fee is required pursuant to Rule 457(h)(3).

(2)

Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(c) and Rule 457(h) under the Securities Act of 1933 on the basis of the average of the high and low prices of the Common Stock as reported on the New York Stock Exchange on October 31, 2019.

(3)

Represents shares of Registrant’s Common Stock: (a) previously issued and currently held by a stock fund investing in the Registrant’s Common Stock (the “Company Stock Fund”) under the 401(k) Plan; and (b) that are or may become eligible to be resold by participants or former participants in the 401(k) Plan and the Mayville Engineering Company, Inc. Employee Stock Ownership Plan (“ESOP”) as a result of the following: (i) the potential transfer of shares of Registrant’s Common Stock from the ESOP to the 401(k) Plan in connection with a diversification election by eligible participants in the ESOP (which shares will be credited to the Company Stock Fund under the 401(k) Plan) and (ii) the potential transfer of shares of Registrant’s Common Stock from the ESOP to the 401(k) Plan in connection with the annual payout to former participants in the ESOP (which shares may, at the participant’s election, be transferred and credited to the Company Stock Fund under the 401(k) Plan).

EXPLANATORY NOTE

This Registration Statement registers shares of common stock, no par value per share (the “Common Stock”), of Mayville Engineering Company, Inc. (the “Company”), consisting of shares of the Company’s Common Stock: (a) previously issued and currently held by the Company Stock Fund under the 401(k) Plan; and (b) that are or may become eligible to be resold by participants or former participants in the 401(k) Plan and the ESOP as a result of the following: (i) the potential transfer of shares of the Company’s Common Stock from the ESOP to the 401(k) Plan in connection with a diversification election by eligible participants in the ESOP (which shares will be credited to the Company Stock Fund under the 401(k) Plan) and (ii) the potential transfer of shares of the Company’s Common Stock from the ESOP to the 401(k) Plan in connection with the annual payout to former participants in the ESOP (which shares may, at the participant’s election, be transferred and credited to the Company Stock Fund under the 401(k) Plan) (collectively, the “Shares”).

This Registration Statement contains two parts. The first part contains a “reoffer” prospectus prepared in accordance with Part I of Form S-3 (in accordance with General Instruction C to Form S-8). The reoffer prospectus permits reoffers and resales of those of the Shares that constitute “restricted securities” or “control securities”, within the meaning of Form S-8, by certain of the Company’s shareholders, as more fully set forth therein. The second part contains information required to be set forth in the registration statement pursuant to Part II of Form S-8. Pursuant to the Note to Part I of Form S-8, the plan information specified by Part I of Form S-8 is not required to be filed with the Securities and Exchange Commission (the “Commission”). The Company will provide without charge to any person, upon written or oral request of such person, a copy of each document incorporated by reference in Item 3 of Part II of this Registration Statement (which documents are incorporated by reference in the reoffer prospectus as set forth in Form S-8), other than exhibits to such documents that are not specifically incorporated by reference, the other documents required to be delivered to eligible employees pursuant to Rule 428(b)(1) under the Securities Act of 1933 and additional information about the 401(k) Plan. Requests should be directed to Mayville Engineering Company, Inc., 715 South Street, Mayville, Wisconsin 53050, Attention: Chief Financial Officer, (920) 387-4500.

REOFFER PROSPECTUS

MAYVILLE ENGINEERING COMPANY, INC.

7,000,000 Shares of Common Stock

Held or to be Held by the Selling Shareholders Under the

MAYVILLE ENGINEERING COMPANY, INC. 401(k) PLAN

This Prospectus relates to an aggregate of up to 7,000,000 shares (the “Shares”) of Common Stock, no par value per share (the “Common Stock”), of Mayville Engineering Company, Inc., a Wisconsin corporation (the “Company”), which may be offered and sold from time to time by certain shareholders of the Company (the “Selling Shareholders”) who hold or will hold such Shares under the Mayville Engineering Company, Inc. 401(k) Plan (the “401(k) Plan”). See “Selling Shareholders”. This Prospectus covers the offering for resale of shares acquired by the Selling Shareholders prior to the filing of a Registration Statement on Form S-8 by the Company that are or may become eligible to be resold under the 401(k) Plan (“Restricted Shares”). The Company’s Common Stock is listed on the New York Stock Exchange (“NYSE”) under the symbol “MEC”. The last reported sales price of the Company’s Common Stock on the NYSE on November 1, 2019, was $10.12 per share.

The Company will not receive any of the proceeds from sales of the Shares by any of the Selling Shareholders. The Shares may be offered from time to time by any or all of the Selling Shareholders (and their donees, pledgees and successors-in-interest) through ordinary brokerage transactions, in negotiated transactions or in other transactions, at such prices as the Selling Shareholder may determine, which may relate to market prices prevailing at the time of sale or be a negotiated price. See “Plan of Distribution”. All costs, expenses and fees in connection with the registration of the Shares will be borne by the Company. Brokerage commissions and similar selling expenses, if any, attributable to the offer or sale of the Shares will be borne by the Selling Shareholder (or their donees, pledgees and successors-in-interest).

Investing in the Company’s Common Stock involves risks. See “Risk Factors” on page 3 of this Prospectus.

These securities have not been approved or disapproved by the Securities and Exchange Commission or any state securities commission nor has the Securities and Exchange Commission or any state securities commission passed upon the accuracy or adequacy of this Prospectus. Any representation to the contrary is a criminal offense.

The date of this Prospectus is November 5, 2019.

No person is authorized to give any information or represent anything not contained or incorporated by reference in this Prospectus or any prospectus supplement. This Prospectus and any prospectus supplement do not constitute an offer to sell or a solicitation of any offer to buy any securities in any jurisdiction to any person to whom it is unlawful to make such offer or solicitation in such jurisdiction. The information contained in this Prospectus or any prospectus supplement, as well as information incorporated by reference, is current only as of the date of that information. The Company’s business, financial condition and results of operations may have changed since that date.

WHERE YOU CAN FIND MORE INFORMATION

The Company is subject to the information requirements of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and, in accordance therewith, files reports, proxy statements and other information with the Securities and Exchange Commission (the “Commission”). The SEC maintains an Internet site, www.sec.gov, that contains periodic reports, proxy and information statements and other information regarding registrants that file electronically with the SEC, including the reports and other information filed by the Company with the Commission. The Company also maintains its website at www.mecinc.com, which contains copies of the Company’s filings with the SEC. However, the information contained on or accessible through the Company’s website is not part of this Prospectus, and potential investors should not rely on such information in deciding to purchase the Company’s Common Stock.

This Prospectus constitutes part of a Registration Statement on Form S-8 filed on the date hereof (herein, together with all amendments and exhibits, referred to as the “Registration Statement”) by the Company with the Commission under the Securities Act of 1933, as amended (the “Securities Act”). This Prospectus does not contain all of the information set forth in the Registration Statement, certain parts of which are omitted in accordance with the rules and regulations of the Commission. For further information with respect to the Company and the Common Stock, reference is hereby made to the Registration Statement. Copies of the Registration Statement together with exhibits may be obtained by visiting the websites noted above.

INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

The following documents previously filed with the Commission by the Company are hereby incorporated in this Prospectus by reference:

(a)

The Company’s prospectus filed with the Commission pursuant to Rule 424(b)(4) on May 10, 2019 and deemed a part of the Company’s Registration Statement on Form S-1, as amended (Reg. No. 333-230840), which includes audited consolidated financial statements for the Company as of and for the years ended December 31, 2018 and 2017 and a description of the Common Stock.

(b)	The Company’s Current Reports on Form 8-K filed with the Commission on May 17, 2019, June 14, 2019 and October 2, 2019.

(c)

The Company’s Quarterly Reports on Form 10-Q for the quarters ended March 31, 2019, June  30, 2019 and September  30, 2019, which were filed with the Commission on June  18, 2019, August 9, 2019 and October  31, 2019, respectively.

(d)

The description of the Common Stock contained in the Company’s Registration Statement on Form 8-A (File No. 001-38894) filed with the Commission on May 3, 2019 pursuant to Section 12(b) of the Exchange Act, including any amendment or report filed for the purpose of updating such description.

All documents subsequently filed by the Company pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of filing of the Registration Statement and prior to such time as the Company files a post-effective amendment to the Registration Statement of which this Prospectus forms a part that indicates that all securities offered have been sold or that deregisters all securities then remaining unsold shall be deemed to be incorporated by reference in this Prospectus and to be a part hereof from the date of filing of such documents.

Any statement contained herein or in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Prospectus to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such earlier statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Prospectus.

The information relating to the Company contained in this Prospectus should be read together with the information in the documents incorporated by reference.

The Company hereby undertakes to provide without charge to each person to whom a copy of this Prospectus has been delivered, upon the written or oral request of any such person, a copy of any and all of the documents referred to above which have been or may be incorporated in this Prospectus by reference, other than exhibits to such documents which are not specifically incorporated by reference into such documents. Requests for such copies should be directed to the Mayville Engineering Company, Inc., 715 South Street, Mayville, Wisconsin 53050, Attention: Chief Financial Officer, (920) 387-4500.

RISK FACTORS

Investing in shares of the Company’s Common Stock involves significant risks. Before making a decision to invest in shares of the Common Stock, investors are urged to review the risk factors set forth under the heading “Risk Factors” in Part II, Item 1A of the Company’s Quarterly Report on Form 10-Q for the quarter ended June 30, 2019, filed with the Commission on August 9, 2019, which is incorporated in this Prospectus by reference, and in the Company’s other public filings with the Commission after the date of this Prospectus, including the Company’s then most recent Annual Report on Form 10-K (as such may be revised or supplemented by the Company’s Quarterly Reports on Form 10-Q after the filing of the then most recent Annual Report on Form 10-K).

USE OF PROCEEDS

All proceeds from the sale of the Shares under this Prospectus will be for the account of the Selling Shareholders. The Company will not receive any proceeds from the sale of the Shares by the Selling Shareholders.

SELLING SHAREHOLDERS

This Prospectus relates to Shares that are being registered for reoffers and resales by Selling Shareholders who hold or will hold such Shares under the 401(k) Plan. The following table sets forth information as of October 30, 2019 with respect to the number of shares of Common Stock beneficially owned by each Selling Shareholder prior to the resale of any Shares under this Prospectus, the number of Shares that may be reoffered and resold by each Selling Shareholder under this Prospectus and the number of shares of Common Stock that each Selling Shareholder would have following the sale of all of the Shares offered by the Selling Shareholders under this Prospectus, in each case, except as otherwise indicated in the footnotes to the table below. As of such date, there were 19,740,296 shares of the Company’s Common Stock outstanding.

The Selling Shareholders listed below, and their donees, pledgees or successors-in-interest, may offer and sell their Shares pursuant to this Prospectus. In addition, non-affiliates of the Company who beneficially own less than 1,000 Shares and who are not listed below may also offer and sell those Shares pursuant to this Prospectus.

The Selling Shareholders may offer for sale pursuant to this Prospectus from time to time none, some or all of the Shares listed below. Accordingly, the numbers of shares of Common Stock shown in the following table as beneficially owned after the resale are only estimates, based on the assumption that all of the Shares offered by the Selling Shareholders under this Prospectus will be sold.

All of the Selling Shareholders are employees or former employees of the Company. The current titles of the Selling Shareholders who are officers of the Company are set forth in the table below. All of the Restricted Shares currently held by each of the Selling Shareholders and listed in the table below were acquired by the Selling Shareholders in non-sale transactions from the Company (i.e., they were acquired in non-voluntary and non-contributory transactions from the Company). This Prospectus does not register for reoffer or resale any “control securities” (as defined in General Instruction C to Form S-8 under the Securities Act).

Selling Shareholder	Shares Beneficially Owned (1)	Number of Restricted Shares Offered for Resale	Beneficially Owned After the Resale (1)
Kamphuis, Robert D. Chairman, President, Chief Executive Officer	149,719.56	48,196.74	101,522.82
Butz, Todd M. Chief Financial Officer	52,441.18	12,058.55	40,382.63
Raber, Ryan F. Executive Vice President—Strategy, Sales & Marketing	23,602.61	8,035.56	15,567.05
Mance, Stephen P. Chief Operating Officer	2,500.00	0	2,500.00
Sanderson, Clifford O. Vice President—Human Resources	13,431.97	4,071.46	9,360.51
Welak, Eric J. Executive Vice President—Fabrication	54,551.86	11,867.00	42,684.86
Adams, Saint K.	3,125.95	1,075.04	2,050.91
Adelmeyer, Sandra L.	5,058.58	2,544.57	2,514.01
Allen, Joseph J.	1,407.73	1,211.96	195.77
Allen, Maria J.	12,509.01	2,922.57	9,586.44
Allen, Samuel L.	3,581.99	1,810.91	1,771.07
Amherdt, Jack H.	12,209.65	2,538.93	9,670.72
Anderson, James E.	4,095.93	2,014.74	2,081.19
Anderson, Jerald R.	3,706.12	1,268.89	2,437.23
Anfinson, Lisa K.	14,090.91	2,071.17	12,019.74
Annable, Beth L.	2,089.74	1,062.36	1,027.38
Antonioni, Paul T.	73,554.98	4,438.38	69,116.59
Apfelbeck, Rhonda R.	27,541.63	9,229.42	18,312.21
Arlozynski, Kelly A.	2,160.72	1,106.45	1,054.27
Arndt, Ronald J.	22,571.68	2,308.76	20,262.91
Arnold, Darrick L.	3,769.10	1,269.36	2,499.74
Asadullah, Syed	2,811.02	1,515.51	1,295.51
Ash, Marcus A.	6,994.05	2,373.81	4,620.24
Bachhuber, Scott L	64,410.22	4,232.34	60,177.87
Backes, Barak R.	1,871.51	1,839.44	32.07
Backhaus Jr., Dean E	17,672.33	3,594.73	14,077.60
Backhaus Sr, Dean E.	16,245.83	3,862.03	12,383.80
Backhaus, Darwin H.	26,864.06	15,205.73	11,658.33
Backhaus, Janel K.	4,607.30	1,533.25	3,074.05
Backhaus, Janet H.	12,854.43	2,910.60	9,943.83
Backhaus, Ryan F.	28,681.72	3,456.00	25,225.71
Badtke, Steven D.	2,589.72	1,317.88	1,271.84
Bailey, Jeffrey E.	3,250.22	1,655.99	1,594.23
Baker, Rickey L.	3,706.23	1,875.73	1,830.50
Ballwanz, Jacqueline M.	19,564.04	7,704.51	11,859.53
Baltz, Mark R.	67,072.28	35,210.31	31,861.97
Baniukaitis, Michael V.	1,634.90	1,078.57	556.33
Bannenberg, Steven M.	9,082.43	3,786.48	5,295.95
Barker, Shane M.	3,112.37	1,790.15	1,322.23
Bartlett, John J.	4,506.83	1,503.70	3,003.13
Bartlett, Robert K.	15,021.69	3,558.03	11,463.67

Selling Shareholder	Shares Beneficially Owned (1)	Number of Restricted Shares Offered for Resale	Beneficially Owned After the Resale (1)
Bates Jr., David L.	4,172.94	1,426.45	2,746.48
Bates, John M.	5,315.73	2,663.90	2,651.84
Bath, Linda M.	51,256.46	4,824.89	46,431.58
Bath, Timothy R.	45,075.37	3,722.72	41,352.65
Batzler, Craig A.	28,034.23	15,236.42	12,797.81
Becker, Jason M.	20,684.40	4,545.77	16,138.63
Beckwith, Carol J.	4,065.32	2,062.80	2,002.53
Beech, Benjamin G.	3,400.55	1,202.21	2,198.34
Beilke, Kurt R.	21,707.68	7,685.07	14,022.61
Belbeck, Chadwick W.	2,943.66	1,217.44	1,726.22
Bender, David	1,187.33	1,118.01	69.32
Bendorf, Brian D.	25,273.12	3,296.86	21,976.26
Benike, Christopher J.	6,153.04	1,961.47	4,191.57
Benter, Jamie L.	10,068.88	3,352.12	6,716.76
Benton, Trisha A.	8,874.58	3,137.13	5,737.45
Berens, Erin K.	3,048.96	1,062.15	1,986.80
Bernath, Randy A.	71,901.17	37,580.87	34,320.29
Bertel, Todd J.	50,474.64	15,544.21	34,930.43
Besaw, Andre C.	2,705.65	1,370.03	1,335.61
Beske, John F.	2,036.91	2,036.91	—
Beske, Todd Lee	11,999.91	4,951.43	7,048.48
Beyer, Andrew D.	1,986.34	1,100.49	885.85
Biel, Jacob C.	8,145.18	2,759.71	5,385.47
Biermann, Barry D.	32,861.14	11,183.09	21,678.05
Biertzer, Scott G.	4,616.12	1,511.78	3,104.34
Bill, Adam W.	3,989.43	1,762.53	2,226.90
Billington, Darlene	34,562.88	3,476.05	31,086.83
Billington, Michael	17,271.13	2,185.43	15,085.70
Binder, Harlan D.	3,605.54	1,852.49	1,753.04
Bischoff, Cynthia M.	71,808.44	37,782.34	34,026.10
Bischoff, John F.	8,295.50	2,772.94	5,522.55
Bittner, Darrell D.	15,034.94	3,173.26	11,861.68
Blackfoot, Karen B.	13,044.83	5,243.70	7,801.13
Blackman, Deborah E.	3,200.28	1,618.33	1,581.94
Blair, Kevin E.	3,089.78	1,581.84	1,507.94
Bleuel, Lee M.	66,490.54	20,513.29	45,977.25
Blexrude, Steve G.	34,428.60	19,056.34	15,372.27
Bock, Erick G.	8,388.14	2,699.60	5,688.54
Bock, George E.	12,615.69	8,068.20	4,547.49
Bock, Justin H.	6,279.89	2,663.32	3,616.57
Bodden, Douglas A.	4,866.66	1,997.38	2,869.29
Boeder, James P.	9,397.04	3,309.03	6,088.01
Bogenschneider, Larry L.	5,598.57	2,508.75	3,089.82
Bogenschneider, Nancy A.	14,361.96	8,554.81	5,807.15
Bond, Mark B.	2,185.35	2,185.35	—
Bork, Kurt E.	5,963.85	2,315.55	3,648.30
Borrink, Robert O.	3,895.71	1,335.29	2,560.41
Borst, Gary R.	1,382.16	1,382.16	—
Borst, Michael L.	4,474.91	1,473.03	3,001.88
Boshoven, Allen J.	4,063.04	1,395.58	2,667.46
Bowie, Stevie W.	2,814.43	1,427.71	1,386.72

Selling Shareholder	Shares Beneficially Owned (1)	Number of Restricted Shares Offered for Resale	Beneficially Owned After the Resale (1)
Bowling, Leslie J.	2,742.98	2,125.79	617.19
Bowling, Leslie L.	2,054.09	2,054.09	—
Box, Marshall E.	3,302.15	1,115.13	2,187.01
Boyer, Craig A.	6,994.00	2,381.26	4,612.74
Bradley, Glynn R.	2,747.76	1,391.92	1,355.84
Bradley, Tracy J.	3,246.13	1,157.77	2,088.36
Braun, David A.	4,908.62	2,458.67	2,449.95
Braun, Dennis M.	75,632.71	40,189.17	35,443.55
Braun, Michael D.	5,719.82	1,937.86	3,781.96
Breitkreutz, Daniel	34,158.77	2,317.38	31,841.39
Breitkreutz, Doyle V.	31,773.33	1,924.27	29,849.06
Bremer, David M.	1,386.49	1,140.51	245.99
Brewer, Randall S.	5,204.89	2,642.19	2,562.70
Brisky, Penny J.	10,103.81	2,359.09	7,744.72
Brockhaus, Brad K.	36,625.98	11,460.70	25,165.28
Broitzman, Bruce L.	3,625.31	1,722.78	1,902.53
Brothers, Michael W.	5,093.04	1,845.53	3,247.52
Brown, Averris D.	3,227.62	1,108.26	2,119.36
Brown, Eric C.	3,452.65	1,185.40	2,267.25
Brown, Gerald L.	12,903.21	8,207.55	4,695.65
Brown, Gill W.	2,999.36	1,644.43	1,354.93
Brown, Grady L.	2,951.92	1,014.41	1,937.51
Browning, Sam P.	5,482.54	1,905.52	3,577.02
Bruesewitz, Scott A.	6,436.11	2,561.91	3,874.21
Bruntjen, Dustin M.	7,192.83	2,477.65	4,715.18
Budde, Bruce R.	3,291.69	1,667.21	1,624.47
Buehner, Steven M.	37,663.70	11,926.10	25,737.60
Buell, Deborah L.	3,037.61	1,533.29	1,504.32
Bui, Trong D.	4,243.73	1,436.98	2,806.75
Bumpus, Christopher A.	13,605.24	8,497.02	5,108.22
Burgess, Lorie A.	3,685.54	1,281.71	2,403.83
Burke, John E.	2,906.17	1,429.53	1,476.64
Burnett, Brandon S.	7,260.00	2,350.65	4,909.35
Burton, Bobby	2,288.72	1,149.87	1,138.85
Burton, Gerald	2,798.60	1,411.62	1,386.98
Buser, Anthony C.	3,924.58	3,525.54	399.04
Bush, Nicholas A.	3,584.34	1,205.70	2,378.63
Buss, Rick R.	5,161.09	2,628.28	2,532.81
Busse, Adam L.	6,571.74	2,076.49	4,495.25
Butterfield, Patricia A.	5,662.46	2,851.22	2,811.24
Butts, William F.	2,124.78	1,078.40	1,046.38
Caballero Jr, Luis	16,364.96	9,463.08	6,901.88
Calbaum, Jason P.	1,516.42	1,201.40	315.02
Cameron, Sharon K.	2,542.65	1,289.99	1,252.66
Capetillo-Arndt, Teri L.	4,221.73	2,125.16	2,096.57
Carbonneau, Aaron L.	10,488.96	3,548.98	6,939.98
Carman, Brian J.	3,505.51	1,200.81	2,304.70
Carman, Matthew J.	3,833.58	1,322.33	2,511.25
Carpenter, Kenneth D.	17,100.51	6,717.96	10,382.55
Carson, Rhonda L.	1,987.30	1,005.03	982.27
Carter, Karen E.	3,962.34	1,829.77	2,132.57

Selling Shareholder	Shares Beneficially Owned (1)	Number of Restricted Shares Offered for Resale	Beneficially Owned After the Resale (1)
Castanon Jr., Francisco I	11,351.91	3,897.69	7,454.22
Castanon, David A.	6,363.93	2,177.85	4,186.08
Centilli, Paul T.	3,892.90	1,962.29	1,930.60
Chambers, William	2,392.96	1,207.35	1,185.61
Christian, Brenda L.	2,458.11	1,656.84	801.27
Christian, Lisa A.	35,875.61	3,591.38	32,284.23
Christine, Anthony	18,847.50	6,019.76	12,827.73
Clark, Daniel R.	3,204.95	1,601.88	1,603.07
Clark, Jeffrey S.	2,401.04	1,216.07	1,184.96
Clark, Mark A	53,878.93	29,546.25	24,332.68
Clark, Sherri L.	23,514.77	2,992.90	20,521.87
Clark, Tracy R.	4,208.92	3,000.73	1,208.19
Clouse, Chad A.	10,281.31	3,481.65	6,799.66
Cobb, James M.	4,152.33	1,397.55	2,754.79
Cochenet, Thomas R.	6,423.39	3,268.77	3,154.62
Cochran Jr., Paul D.	2,934.27	1,492.38	1,441.89
Cochran, Andrew	4,025.44	1,379.20	2,646.24
Cole, Dustin J.	2,650.63	1,057.13	1,593.50
Collins, Gerry A.	3,542.20	1,227.87	2,314.33
Collinson, Mark W.	4,524.03	2,271.12	2,252.91
Cook, Brenda K.	2,569.93	1,287.33	1,282.60
Cook, Brian E.	2,579.91	1,292.96	1,286.95
Copeland, Joe K.	5,568.70	2,817.46	2,751.24
Cram, Sandra J.	3,677.24	1,289.11	2,388.14
Crawford, Aaron B.	3,896.25	1,340.12	2,556.13
Cregger, Katherine V.	3,161.05	1,075.97	2,085.08
Crimmings, Alexander S.	7,230.86	2,468.74	4,762.11
Crist, Mark D.	49,917.28	3,739.79	46,177.49
Crook, Wendy K.	3,660.33	1,811.49	1,848.84
Culp Jr., Jack	1,989.92	1,010.88	979.05
Cundy Jr, Kenneth J.	38,282.15	3,322.73	34,959.41
Cunningham, Thomas N.	7,617.28	2,603.90	5,013.38
Cwiklo, Gregory M.	2,975.68	1,498.66	1,477.02
Davis, Darlene M.	3,136.83	1,561.95	1,574.88
Davis, Reginal B.	2,458.13	1,242.50	1,215.63
Davison, Kevin R.	3,396.53	1,302.70	2,093.84
Dawson, Mark A.	7,254.13	3,675.16	3,578.97
Day, Julie K.	54,201.44	16,379.61	37,821.83
Dayton, Robert L.	1,435.20	1,094.98	340.22
De La Garza Jr., Raul R.	3,157.84	1,193.47	1,964.37
De Leon, Guesippie Y.	2,900.89	2,241.35	659.54
Dedering, Dean R.	14,703.96	5,926.08	8,777.88
Degroff, Dennis W.	1,202.82	1,202.82	—
Dehoyos, Benjamin	10,006.21	4,750.28	5,255.93
Dekiep, Edward L.	6,239.94	3,153.55	3,086.39
Demute, Eric G.	2,867.70	1,462.61	1,405.08
Denzin, Gerald E.	45,534.71	4,027.05	41,507.65
Derge, Loren W.	17,495.76	8,480.41	9,015.35
Derus, Christopher M.	5,321.36	1,799.91	3,521.45
Deshon, Nicholas W.	1,513.12	1,166.45	346.67
Destouche, Bernard B.	3,132.23	1,597.88	1,534.34

Selling Shareholder	Shares Beneficially Owned (1)	Number of Restricted Shares Offered for Resale	Beneficially Owned After the Resale (1)
Devries, Steven R.	2,413.78	1,217.65	1,196.13
Dietz, Ronald L.	4,537.57	2,280.62	2,256.96
Dillree, Thomas E.	2,578.61	1,313.33	1,265.28
Dirmeier, Alan L.	9,955.10	3,398.99	6,556.11
Dobbs, Josh M.	19,585.52	3,044.95	16,540.57
Dochnahl, Chad W.	2,302.46	1,833.81	468.65
Dominguez, Enrique	4,636.02	1,589.20	3,046.81
Donovan, Steven J.	13,125.47	7,507.51	5,617.96
Doray, Matthew D.	3,843.51	1,242.91	2,600.60
Doughty, Thomas B.	5,860.16	1,906.91	3,953.25
Dowler, Jeffrey A.	4,119.77	1,388.90	2,730.87
Draeving, Daniel D.	4,050.26	1,974.43	2,075.83
Drews, Steven R.	8,473.10	2,846.01	5,627.09
Dubay, Douglas A.	5,990.02	2,094.64	3,895.38
Dudley Sr., William H.	2,672.27	1,352.79	1,319.48
Durham, Gail J.	5,399.08	1,833.86	3,565.22
Durham, Kent P.	6,361.23	2,146.20	4,215.02
Durham, Korry A.	6,369.91	3,194.81	3,175.10
Durham, Richard A.	7,142.83	3,611.32	3,531.51
Dyches, Leslie D.	3,517.67	1,202.36	2,315.30
Dye, Sandra Y.	3,686.87	1,844.52	1,842.35
Dykstra, Jonathan L.	3,338.95	1,136.15	2,202.80
Edming, Robbie A.	10,695.04	6,465.41	4,229.63
Ehlers, Jay M.	5,131.01	1,692.79	3,438.21
Eilbes, Roger S.	87,646.97	45,114.67	42,532.30
Eilbes, Steven H.	1,578.77	1,333.41	245.36
Erdmann, Rodney A.	48,433.71	3,140.11	45,293.60
Ernsberger, William R.	3,723.78	1,285.42	2,438.36
Ewing Jr., Michael	4,125.76	1,426.69	2,699.07
Fabian, Michael L.	4,852.66	2,463.67	2,389.00
Farmer, Robert M.	3,016.40	1,059.51	1,956.90
Ferstl, Gerald D.	5,089.41	2,559.02	2,530.40
Feucht, Nancy S.	22,626.97	12,709.34	9,917.63
Fiebelkorn, Charles W.	18,555.61	7,558.31	10,997.30
Figel, John P.	45,718.58	25,122.81	20,595.77
Findley, Cynthia K.	2,970.49	1,496.34	1,474.15
Finke, Jeffrey S.	60,878.38	17,592.85	43,285.52
Finke, Troy D.	39,523.73	4,475.66	35,048.07
Flaherty, Christopher J.	5,691.41	1,777.33	3,914.08
Framnes, Kristal N.	4,176.29	1,419.34	2,756.94
Francis, Charles J.	66,810.44	4,234.39	62,576.05
Frasier, Elizabeth C.	9,048.59	2,375.74	6,672.85
Freitag, Ronald J.	45,419.46	13,695.64	31,723.82
Freitag, Wayne G.	3,665.40	1,432.51	2,232.89
Friemoth, Cody J.	3,132.18	1,084.50	2,047.68
Fries, Patricia J	12,962.41	4,664.25	8,298.16
Frost, Danny E	20,091.81	3,762.74	16,329.06
Frost, Robert A.	42,534.52	23,096.18	19,438.34
Fry, Deborah A.	2,268.65	1,169.10	1,099.56
Funck, Terry J.	11,456.15	2,834.65	8,621.50
Galindo, Jose L.	9,829.98	2,294.98	7,535.00

Selling Shareholder	Shares Beneficially Owned (1)	Number of Restricted Shares Offered for Resale	Beneficially Owned After the Resale (1)
Galle, Waltherus J.	5,314.50	1,730.85	3,583.65
Galliher, Fred E.	2,270.81	1,148.42	1,122.39
Gallup, Maurice J.	10,496.60	3,232.11	7,264.49
Garcia-Jansen, Janell L.	8,830.72	5,738.28	3,092.44
Gardner, Raymond	28,240.73	5,076.59	23,164.14
Garrett, Tammy A.	3,796.32	1,275.04	2,521.28
Gayan, Wesley S.	8,345.83	2,649.10	5,696.74
Gebauer, Sherry L.	11,213.90	6,856.20	4,357.70
Geib, Randy K.	15,618.21	3,049.33	12,568.88
Gentz, Neal R.	74,556.99	38,774.91	35,782.08
George, Donna M.	6,559.35	2,098.01	4,461.34
Gerdom, Raymond L.	5,447.09	2,537.21	2,909.88
Gersonde Jr., John F.	2,193.89	1,115.38	1,078.51
Gerth, Laurie M.	20,766.64	2,421.19	18,345.45
Gerulis, Edward J.	2,719.15	1,384.11	1,335.04
Getts, Jeremy L.	1,149.99	1,149.99	—
Ghebreyesus, Mulu J.	3,032.24	1,015.09	2,017.15
Giese, Ashley M.	3,352.64	1,861.77	1,490.87
Giese, Brian D.	49,250.40	4,154.18	45,096.21
Giese, Cindy L.	30,712.62	2,993.00	27,719.62
Giese, Jeffrey R.	15,862.19	1,877.06	13,985.13
Giese, Joseph L.	21,428.33	3,684.85	17,743.48
Giese, Joshua L.	34,598.58	4,588.65	30,009.93
Giese, Randal S.	33,328.21	3,592.32	29,735.89
Giese, Shirley V.	33,842.92	18,659.05	15,183.88
Giese, Sylvia M.	1,829.60	1,457.14	372.45
Gigowski, Michael L.	4,733.24	2,397.65	2,335.59
Gilbert, Richard W.	25,349.89	3,019.96	22,329.93
Gnamien, Kouakou J.	3,717.73	1,285.28	2,432.46
Goebel, Gary R.	7,218.68	2,452.90	4,765.78
Goes, James W.	5,842.80	2,910.79	2,932.01
Goff, Bridget	3,585.78	1,212.49	2,373.28
Goff, Roger J.	2,686.52	1,375.41	1,311.11
Goodall, Thomas P.	1,818.97	1,533.18	285.79
Goodman, Chad R.	6,587.96	1,521.81	5,066.15
Gorecki, Jeffry A.	3,527.58	1,198.20	2,329.38
Gosse, Nicholas M.	4,687.54	1,499.63	3,187.91
Gourlie, Dale	17,649.48	2,558.02	15,091.46
Gourlie, Donald L.	60,670.12	2,963.80	57,706.32
Gourlie, Michael L.	25,200.25	2,603.58	22,596.67
Graebel, Kyle D.	4,816.48	1,528.57	3,287.91
Graf, Kimberly A.	20,798.63	6,862.48	13,936.15
Grant Jr., Walter	3,693.79	1,260.34	2,433.46
Grant, Brenda S.	2,189.70	1,098.36	1,091.34
Grant, Russell L.	3,020.50	1,027.66	1,992.84
Graver, Mitchell J.	4,159.31	1,462.01	2,697.30
Greening, Calvinn M.	4,937.04	1,581.61	3,355.43
Greenwald, Jeff R.	4,160.51	1,352.31	2,808.20
Gremminger, Joseph R.	5,275.76	1,779.83	3,495.94
Gremminger, Richard P.	93,018.49	48,296.94	44,721.56
Griepentrog, Michael C.	4,506.57	1,513.67	2,992.90

Selling Shareholder	Shares Beneficially Owned (1)	Number of Restricted Shares Offered for Resale	Beneficially Owned After the Resale (1)
Griffin Jr., Willie J.	3,036.47	1,031.75	2,004.72
Griffin, Ronnie K.	2,395.82	1,210.24	1,185.58
Groehler, Stuart H.	8,122.82	2,164.54	5,958.28
Grunewald, James M.	13,760.26	7,022.23	6,738.03
Gryttenholm, Eric G.	5,998.94	2,315.33	3,683.60
Guell, Daniel P.	3,792.55	1,228.02	2,564.53
Guenther, Mitchell B.	1,331.95	1,194.90	137.05
Guenther, Regina L.	4,005.14	2,580.12	1,425.01
Guenther, Tom R.	17,910.10	10,757.06	7,153.05
Guerrero Zamora, Alfonso	17,869.60	7,115.78	10,753.82
Gulke, Joshua A.	5,832.02	1,987.43	3,844.59
Haendel, Steve J.	11,095.99	7,121.43	3,974.56
Hagedorn, Randall P.	147,787.82	76,485.22	71,302.60
Hahn, Leslie E.	2,726.02	1,361.33	1,364.69
Haigler, Ernest S.	2,594.18	2,340.59	253.58
Haines, George K.	3,355.33	1,677.36	1,677.97
Haines, Gregory C.	4,498.71	1,595.13	2,903.58
Hall, Joseph H.	12,943.14	4,859.45	8,083.69
Hall, Theresa L.	2,797.39	1,415.52	1,381.86
Hamilton, Larry E.	10,365.75	6,228.01	4,137.75
Hamilton, Walter R.	5,434.82	2,744.28	2,690.54
Hammer, Thomas J.	9,359.69	2,222.57	7,137.13
Hanna, Lawrence B.	3,791.68	1,296.24	2,495.44
Hansen, Brian D.	2,008.01	1,577.15	430.86
Hansen, Chad S.	3,674.41	1,244.30	2,430.11
Hansen, Gordon L.	4,896.08	2,401.80	2,494.28
Hansen, Stacey A.	42,026.27	3,087.90	38,938.37
Hanson, Larry A.	5,253.30	1,708.25	3,545.04
Harig, Barbara J.	2,201.04	1,114.65	1,086.39
Harker, Merrill D.	2,769.86	1,386.62	1,383.24
Harmeyer, Michael D.	3,441.23	1,859.92	1,581.31
Harmon, Freda L.	3,026.94	1,053.39	1,973.55
Harris, James C.	5,454.12	1,857.07	3,597.05
Hart, Jeffrey R.	5,065.06	1,718.60	3,346.45
Hartwig, Don M.	6,725.07	2,194.67	4,530.40
Hartwig, Laure R.	25,647.17	14,214.88	11,432.29
Hartwig, Lynn A.	7,252.32	2,191.07	5,061.25
Hartwig, Richard D	49,166.89	4,674.19	44,492.70
Hawley Jr., James W.	3,358.17	1,129.73	2,228.44
Heath, Robert J.	2,844.47	1,032.28	1,812.18
Heberer, Jason A.	3,099.77	1,729.07	1,370.70
Hechimovich, Diane	10,038.77	1,859.30	8,179.47
Hediger, Crispin B.	5,717.72	1,931.51	3,786.21
Heesen, James R.	14,384.36	2,253.67	12,130.69
Heim, Brian S.	5,881.77	2,955.18	2,926.60
Heinrich-Kluge, Justin G.	3,837.84	1,208.28	2,629.56
Heller, James E.	1,604.66	1,193.56	411.10
Helmer, Matthew L.	2,503.71	1,974.01	529.70
Helmer, Terry J.	28,703.56	15,986.04	12,717.51
Hemp, Andrew L.	6,397.43	2,591.78	3,805.65
Henke, Rory R.	1,363.98	1,026.87	337.12

Selling Shareholder	Shares Beneficially Owned (1)	Number of Restricted Shares Offered for Resale	Beneficially Owned After the Resale (1)
Henning, Marvin R.	11,587.08	2,007.69	9,579.39
Henning, Sherri A.	10,091.81	2,241.14	7,850.67
Hentges, John P.	12,765.68	6,426.22	6,339.46
Herbert, Sue H.	3,064.34	1,108.07	1,956.27
Herman, Keith A.	4,925.16	1,722.84	3,202.32
Hermann, Steven W.	10,870.70	3,160.70	7,710.01
Hessler, Mark B.	3,202.16	1,623.55	1,578.61
Hetzel, Thomas D.	1,988.89	1,988.89	—
Heuer, Jean M.	2,176.90	1,141.46	1,035.44
Hibma, Craig A.	4,500.55	1,551.35	2,949.20
Hilbert, John L.	36,556.15	19,658.92	16,897.24
Hill, Joshua K.	9,232.30	2,766.17	6,466.13
Hipp, Daniel J.	5,445.59	1,862.55	3,583.04
Hirdes, Brian A.	3,700.80	1,304.63	2,396.16
Hitchcock, Robert S.	3,909.37	1,996.82	1,912.55
Hitt, Sharon R.	2,631.42	1,329.65	1,301.77
Hoddel Sr., Paul E.	6,076.22	3,067.36	3,008.86
Hodge, Jerry E.	12,352.50	3,327.74	9,024.76
Hoffman, Charles W.	3,881.43	1,960.09	1,921.34
Holeman, Jason T.	3,008.20	1,028.85	1,979.35
Holland, Raymond J.	7,795.94	3,428.41	4,367.54
Holloway, Codell	2,481.65	1,253.13	1,228.52
Howard, Michele C.	2,207.28	1,112.87	1,094.41
Howland, Andrew R.	4,812.87	1,981.56	2,831.31
Hribar, Richard W.	5,478.49	2,340.09	3,138.39
Hubbard, Steven B.	4,052.79	1,990.89	2,061.90
Huddleston, Edna O.	3,120.19	1,576.79	1,543.39
Hudon, Randy T.	3,898.14	1,327.16	2,570.99
Hughey, Dennis R.	2,137.62	1,086.65	1,050.97
Huicochea, Carlos	2,840.42	1,437.59	1,402.83
Huicochea, Margot	2,625.92	1,328.25	1,297.67
Huizenga, Donald L.	3,047.33	1,116.41	1,930.92
Hundt, Michael L.	2,721.66	1,385.85	1,335.81
Hunt, Melvin	2,492.45	1,252.89	1,239.56
Hurley, Simon P.	5,420.06	2,125.41	3,294.65
Hurst, Karen M.	50,097.92	26,321.44	23,776.48
Husslein, Susan A.	8,729.32	4,249.36	4,479.96
Huth, Arnold J.	3,444.28	1,728.80	1,715.48
Huth, Shannon S.	5,055.49	1,611.42	3,444.07
Immonen, Scott L.	4,363.75	1,406.60	2,957.15
Irwin, Bruce J.	2,726.80	1,373.14	1,353.66
Jackson, Rayford	11,476.23	7,228.05	4,248.19
Jacobs, David B.	3,139.89	1,044.71	2,095.18
Jacobson, James E.	4,619.90	2,294.29	2,325.62
Jahns, Shane M.	5,010.27	1,687.08	3,323.20
Jamison, Patrick J.	3,375.58	1,113.39	2,262.19
Janezich, Bruce A.	3,586.93	1,813.46	1,773.47
Janiszewski, Blake E.	7,047.76	2,394.99	4,652.77
Janiszewski, Brad R.	1,593.95	1,388.90	205.04
Jansen, Kathy M.	4,136.32	1,319.23	2,817.08
Jaremba, Ralph L.	2,723.78	1,380.40	1,343.38

Selling Shareholder	Shares Beneficially Owned (1)	Number of Restricted Shares Offered for Resale	Beneficially Owned After the Resale (1)
Jensen, Randall M.	5,196.66	2,583.71	2,612.96
Johnson, Brenda K.	2,073.31	1,049.08	1,024.23
Johnson, Charles F.	8,580.95	3,448.89	5,132.06
Johnson, Joseph M.	2,625.11	1,328.16	1,296.95
Johnson, Kevin M.	3,645.70	1,242.73	2,402.97
Johnson, Stephen E.	2,972.44	1,027.68	1,944.76
Jones Iii, Linwood L.	3,307.64	1,669.46	1,638.18
Jones, Lorrie L.	3,170.15	1,605.29	1,564.86
Jorgensen, Adam W.	1,731.25	1,679.85	51.39
Joseph, Shaun	4,769.01	1,615.16	3,153.85
Josie, Mason D.	5,897.27	1,837.18	4,060.09
Justman, Terry M.	48,458.46	4,645.11	43,813.35
Kaehn, Carl W.	4,637.95	1,484.42	3,153.53
Kaehn, Robert D.	4,471.52	1,435.87	3,035.66
Kahlhamer, Gary R.	3,891.60	1,914.74	1,976.86
Kane, Clint D.	5,974.95	2,039.83	3,935.11
Karel, Gary H.	5,569.44	2,812.72	2,756.72
Karl, Wayne M.	6,356.59	3,212.97	3,143.62
Karlskin, John	2,998.52	1,515.59	1,482.93
Karus, Jason A.	3,205.00	1,799.86	1,405.13
Kasten, Kevin P.	9,355.20	2,989.35	6,365.85
Kasten, Patrice M.	20,478.58	6,905.15	13,573.43
Kaul, Amanda J.	9,635.91	2,564.05	7,071.86
Kaul, Christopher E.	9,710.43	3,047.21	6,663.22
Kavel, James	6,203.73	1,924.19	4,279.54
Keith, Brian J.	4,067.62	1,293.58	2,774.03
Keller, Bryan J.	4,318.11	1,376.58	2,941.53
Kelm, Chad B.	52,657.42	2,609.54	50,047.87
Kelm, Dawn M.	47,157.13	2,193.17	44,963.96
Kelm, Joseph R.	1,400.62	1,151.81	248.81
Kidney, Lee W.	1,593.25	1,406.93	186.32
Kiesow, Jeffrey P.	8,020.85	4,027.89	3,992.96
Kimball, Gordon D.	18,995.39	6,947.04	12,048.35
Kind, Gary M.	2,321.83	1,972.40	349.42
King, Brian T.	2,908.19	1,129.22	1,778.98
King, Craig E.	10,893.57	5,535.31	5,358.26
King, Michael	2,664.98	1,348.40	1,316.58
Kingsbury, Charles A.	2,313.23	1,164.64	1,148.58
Kleindl, James A.	4,936.72	2,503.36	2,433.36
Knous, Kyle D.	7,857.59	3,023.96	4,833.63
Knudson, Allan B.	13,830.23	6,720.02	7,110.21
Kobishop, Brian T.	16,377.57	2,178.07	14,199.50
Koch, John P.	7,302.10	3,670.47	3,631.63
Koch, Kathleen	1,823.81	1,472.42	351.40
Koch, Virginia K.	13,754.95	8,273.74	5,481.21
Koeck, Joseph F	32,455.05	11,011.47	21,443.58
Koeck, Laurie C.	26,601.91	14,707.21	11,894.70
Koehler, Casey L.	3,882.66	1,277.17	2,605.49
Koepp, Jason E.	6,045.50	2,017.19	4,028.31
Koerner, Carla R.	5,783.82	1,872.21	3,911.61
Kollmann, Betty J.	34,416.17	3,357.83	31,058.34

Selling Shareholder	Shares Beneficially Owned (1)	Number of Restricted Shares Offered for Resale	Beneficially Owned After the Resale (1)
Konrad, Andrew R.	4,199.98	1,456.73	2,743.24
Kooiman, Renee W.	2,465.48	1,234.97	1,230.51
Koresh, Eugene E.	4,637.55	1,549.91	3,087.64
Kosloski, Denise C.	17,469.12	2,807.51	14,661.61
Kosloski, John L.	22,648.89	12,928.36	9,720.53
Kraemer, Christine R.	27,087.85	2,725.97	24,361.88
Kranz, Jeffrey J.	2,080.39	1,795.54	284.85
Krause, David E.	5,123.02	2,648.56	2,474.46
Krause, Jolene	3,843.02	1,900.31	1,942.70
Krcatovich, William J.	4,637.02	1,597.68	3,039.34
Krentz, David T.	3,543.43	1,306.69	2,236.74
Krueger, Laurie L.	4,395.69	2,201.63	2,194.06
Krueger, Mark A.	3,264.41	1,658.66	1,605.74
Krueger, Michael T.	10,825.15	3,951.44	6,873.71
Krueger, Rick R.	1,043.43	1,043.43	—
Kruel, Melisa A.	3,266.74	1,989.65	1,277.09
Krulek Jr., Joseph L.	6,416.14	3,246.56	3,169.57
Kuechler, Reiny E.	8,084.44	4,089.53	3,994.92
Kuhn, William O.	3,455.24	1,815.64	1,639.60
Kuklis, Todd A.	4,029.67	2,056.45	1,973.22
Kunath, Steven A.	3,478.11	1,130.36	2,347.75
Kutzke, Aaron E.	3,329.28	1,138.60	2,190.69
Kwakkel, Michael J.	5,794.54	3,249.09	2,545.45
Labadie, Darcy A.	5,356.40	1,742.53	3,613.86
Lacey, Dennis J.	7,048.60	2,607.31	4,441.29
Lafleur Jr., David J.	5,468.74	1,857.82	3,610.92
Lagerman, Brad J.	46,792.87	4,044.38	42,748.48
Lambrecht, Lester C.	4,530.73	1,443.87	3,086.86
Land, Christy A.	2,808.07	1,115.33	1,692.74
Landsee, Dennis J.	15,066.31	3,145.78	11,920.53
Landvatter, Jason S.	3,167.30	1,081.80	2,085.49
Landvatter, Jeffery D.	2,072.96	1,032.06	1,040.90
Lane, Michael S.	4,470.36	1,439.75	3,030.61
Lark, Benson M.	3,114.83	1,564.40	1,550.43
Laus, Cheryl L.	3,537.14	1,343.61	2,193.53
Laventure-Bath, Yvonne M.	18,335.22	10,491.04	7,844.18
Lawley, Rebecca A.	2,178.49	1,111.53	1,066.96
Le, Elizabeth X.	2,189.81	1,103.62	1,086.19
Lechner, Marlene J.	16,040.39	9,915.62	6,124.76
Lehn, Anthony E.	10,822.60	5,262.78	5,559.82
Lehner, Scott L.	14,243.00	3,153.43	11,089.57
Lemke, Garry W.	4,632.00	2,294.81	2,337.20
Lemke, Kyle W.	4,874.67	1,681.16	3,193.51
Lentz, Keith A.	11,989.62	7,587.06	4,402.56
Lentz, Ryan P.	3,890.85	1,318.19	2,572.66
Leofilos, Duane W.	4,126.83	2,035.94	2,090.88
Leonhardt, Daniel D.	3,619.38	1,228.92	2,390.46
Lessard, Mark D.	3,075.99	1,555.31	1,520.68
Lichtenberg, Tedd-Jay E.	20,221.29	2,750.25	17,471.03
Liebenow, Victoria	19,933.55	11,111.50	8,822.06
Lilly, Steven J.	1,934.77	1,126.68	808.10

Selling Shareholder	Shares Beneficially Owned (1)	Number of Restricted Shares Offered for Resale	Beneficially Owned After the Resale (1)
Lipke, Heath A.	5,345.71	1,718.02	3,627.69
Livingston, Brian K.	28,392.96	3,522.26	24,870.70
Livingston, Ron W.	2,490.54	2,138.59	351.95
Loberg, Keith B.	5,157.57	1,725.84	3,431.73
Loest, Terry L.	14,650.59	2,608.73	12,041.85
Lofberg, Michele C.	2,098.20	1,076.16	1,022.04
Lofquist, Donald R.	3,712.71	1,283.25	2,429.46
Loging, Jodi A.	1,782.08	1,505.95	276.13
Long, Steven K.	3,219.16	1,123.36	2,095.80
Longshore, Christopher	4,074.20	1,411.65	2,662.55
Look, Michael M.	8,181.23	2,758.39	5,422.84
Loomans, Cynthia	18,943.06	1,341.12	17,601.94
Loomans, Kim A.	40,737.18	21,346.82	19,390.35
Loomis, Allen B.	3,780.58	1,241.36	2,539.22
Lorentz, Cindy J.	3,228.03	1,611.35	1,616.67
Loshaw, Debra A.	2,462.44	1,258.37	1,204.07
Loshaw, John R.	2,902.13	1,094.39	1,807.74
Lowe, Robert G.	4,628.88	2,344.58	2,284.30
Lown, Joey J.	2,238.07	1,129.22	1,108.84
Luchterhand, Matthew A.	4,410.12	1,408.84	3,001.28
Luebke, Mark A.	31,589.20	4,476.48	27,112.73
Luebke, Walter W.	109,306.04	57,265.17	52,040.87
Lueck, Brad J.	4,333.66	1,438.27	2,895.39
Lueck, Jason A.	13,676.10	3,319.37	10,356.73
Luehring, Fred D	12,959.07	4,325.43	8,633.64
Luehring, John P.	70,845.89	19,940.09	50,905.80
Luehring, Nicole M.	36,651.80	2,659.99	33,991.80
Luehring, Rhonda C	60,357.90	17,688.68	42,669.22
Luger, Jennifer J.	4,588.13	1,569.55	3,018.58
Luisi, Clarence S.	3,073.50	1,541.37	1,532.13
Lynn, Ann M.	2,525.19	1,287.13	1,238.06
Lyons, Mark A.	3,861.04	1,278.46	2,582.58
Maas, Julie K.	11,429.33	4,632.68	6,796.66
Maciejewski, Gregory R.	12,177.77	7,588.11	4,589.66
Maciejewski, James D.	17,627.75	11,037.58	6,590.16
Maciejewski, Jason R.	15,315.13	3,155.42	12,159.71
Mack, Michael M.	17,479.19	3,407.41	14,071.78
Madon, Khushrow F.	3,057.05	1,256.92	1,800.13
Manning, Brian E.	2,046.48	1,125.61	920.87
Manning, Randy A.	3,051.14	1,036.71	2,014.43
Manske, Stacey	35,300.52	5,368.82	29,931.70
Margelofsky, Darcy M.	32,843.92	10,777.21	22,066.71
Marklevitz, Kathleen S.	3,204.49	1,100.72	2,103.77
Marks, Michael G.	3,616.96	1,786.62	1,830.35
Marquardt, Bryan J.	2,247.04	1,290.11	956.93
Marquette, Robert D.	4,322.32	1,748.61	2,573.71
Martin, Bob	4,316.87	1,476.92	2,839.96
Martin, Dean F.	2,390.02	1,196.68	1,193.34
Martin, Thomas T.	5,419.23	2,175.15	3,244.08
Martinez, Jesus R.	2,621.49	1,333.01	1,288.49
Marty, Mathew F.	5,339.47	1,691.25	3,648.23

Selling Shareholder	Shares Beneficially Owned (1)	Number of Restricted Shares Offered for Resale	Beneficially Owned After the Resale (1)
Mashin, Marvin L.	6,745.41	3,401.00	3,344.42
Materi, Darlene	4,710.61	1,053.97	3,656.64
Materi, Dwain J.	14,065.11	5,498.00	8,567.11
Mathias, Christie M.	3,003.52	1,038.69	1,964.83
Maynard, Kirk A.	3,863.17	1,344.68	2,518.49
Mazur, Steven F.	7,923.81	3,865.38	4,058.43
Mccord, Robin A.	3,040.15	1,012.69	2,027.46
Mccurry, William K.	4,854.28	2,474.57	2,379.72
Mcdonald, Becky L.	9,412.95	3,177.91	6,235.04
Mcdonald, Daniel P.	2,706.02	1,433.75	1,272.27
Mcdonald, Douglas L.	5,662.99	2,839.43	2,823.56
Mcdonald, Kodty D.	4,239.39	1,354.25	2,885.14
Mcdonald, Michael	5,826.69	1,982.93	3,843.76
Mclain, Jason B.	5,554.57	1,808.25	3,746.32
Mcmanus, Charles L.	6,514.46	2,214.10	4,300.36
Mctrusty, Scott P.	2,124.56	1,098.41	1,026.15
Meakim, Samuel M.	4,629.48	1,587.72	3,041.76
Meller, Steve J.	17,914.44	7,185.25	10,729.19
Metzger, Theresa C.	5,344.31	2,694.42	2,649.89
Meyer, Marcy	1,941.99	1,887.99	54.00
Michalski, John J.	3,064.44	1,534.21	1,530.23
Michalski, Tyler J.	3,177.43	1,492.73	1,684.70
Miller, Beau K.	4,570.31	1,489.17	3,081.14
Miller, Derryle M.	2,482.25	1,264.64	1,217.61
Miller, Jermaine	3,344.47	1,146.36	2,198.11
Miller, Stephen J.	3,783.93	1,913.52	1,870.40
Miller, Thomas J.	6,848.97	3,485.31	3,363.66
Minor, Michael	5,922.66	2,978.66	2,944.01
Mishler, Amy J.	1,980.64	1,009.68	970.97
Mishoe, Dennis K.	2,356.43	1,184.92	1,171.51
Mittelstadt, Kathy M.	23,878.56	2,458.46	21,420.10
Mitts, Chad J.	7,372.89	2,755.71	4,617.18
Moede, Douglas J.	4,236.21	2,112.09	2,124.12
Moede, Zachary J.	12,781.73	3,208.28	9,573.46
Mohead, Michael F.	2,193.59	1,102.51	1,091.08
Mohr, Paul R.	3,677.02	1,832.64	1,844.38
Mohr, Timothy W.	3,214.62	1,091.77	2,122.86
Moline, Eric M.	1,903.98	1,469.04	434.94
Montgomery, Angela M.	3,964.45	2,007.16	1,957.29
Moore Jr., Earl	2,622.13	1,318.55	1,303.59
Moore, Dolly G.	3,481.70	1,757.66	1,724.04
Morris, James P.	4,418.55	2,233.96	2,184.59
Morrison Jr., Thomas W.	3,050.48	1,028.54	2,021.93
Morse, Thomas R.	2,486.98	1,262.69	1,224.28
Motl, Aaron R.	4,287.82	1,459.26	2,828.56
Mott, Michael T.	2,914.00	1,012.88	1,901.12
Moyer, Frank L.	1,432.13	1,104.53	327.60
Muche, Debra L.	67,312.56	35,066.74	32,245.81
Muche, Perry W.	72,630.40	38,891.92	33,738.49
Mueller, Robert A.	28,635.04	9,450.34	19,184.70
Mulvaney, Shane M.	2,487.00	1,025.25	1,461.76

Selling Shareholder	Shares Beneficially Owned (1)	Number of Restricted Shares Offered for Resale	Beneficially Owned After the Resale (1)
Murrell, Phyllis E.	2,231.93	1,129.35	1,102.58
Neis, Deana L.	32,099.93	4,431.11	27,668.82
Neis, Kurt D.	35,386.45	3,706.60	31,679.85
Neitzel, Jason G.	50,448.56	3,197.32	47,251.24
Neitzel, Scott B.	3,198.79	1,771.21	1,427.58
Nelson, Jeffrey N.	3,994.37	1,350.83	2,643.54
Nemeth, James E.	2,375.98	1,204.71	1,171.27
Nemitz, Melvin H.	3,033.44	1,173.01	1,860.43
Nespechal, Thomas W.	4,215.97	2,114.07	2,101.90
Nessler, Carl H.	1,617.33	1,262.26	355.08
Nett, Steven D.	44,705.13	13,578.45	31,126.68
Newland, Donald L.	4,485.12	2,249.21	2,235.92
Newville, Anthony D.	7,284.30	2,465.66	4,818.64
Newville, April J.	4,918.43	1,683.16	3,235.28
Newville, Michael J.	6,050.75	2,104.90	3,945.84
Ngo, Mike	3,363.91	1,143.44	2,220.48
Nichols, Donley G.	6,177.24	3,124.64	3,052.60
Nielsen, Richard C.	4,384.25	3,302.52	1,081.74
Niemuth, Jason D.	7,806.55	2,630.30	5,176.25
Nigbor, Steve R.	12,541.85	7,875.67	4,666.18
Nimmons, John E.	5,096.46	2,021.12	3,075.34
Ninmann, Matthew H.	6,238.55	2,107.63	4,130.92
Nitschke, Gregg A.	24,729.59	8,679.59	16,050.00
Nitschke, Mary K.	34,521.56	10,367.20	24,154.36
Northup, Duane A.	4,400.29	2,148.50	2,251.79
Northup, Karen M.	4,084.16	1,363.41	2,720.75
Nummerdor, John D.	3,682.95	1,793.17	1,889.78
Oberdas, John W.	1,338.89	1,024.35	314.54
Ocampo-Garcia, Vicente	2,797.69	1,417.99	1,379.70
O’connor, Joseph R.	17,100.73	4,561.93	12,538.80
Oechsner, John A.	54,910.75	3,712.84	51,197.90
Ohm, Michael A.	15,938.16	2,787.99	13,150.18
Okanin, Assy	3,027.78	1,279.01	1,748.77
Okon, Allen R.	45,749.25	24,894.50	20,854.75
Okon, Janice G.	40,873.86	2,030.15	38,843.71
Okon, Roberta L.	17,376.13	9,982.34	7,393.79
O’konek, Ryan B.	3,835.98	2,061.55	1,774.43
Olsen, Thomas W.	31,705.94	3,462.28	28,243.66
Olson, Eric J.	3,897.51	2,439.46	1,458.06
Olson, James P.	12,700.16	2,902.40	9,797.76
Olson, Richard J.	4,418.93	2,220.86	2,198.07
Opalewski, David E.	17,569.62	3,346.60	14,223.02
Ormond, Ronald L.	1,243.53	1,040.81	202.72
Ormond, Walter J.	1,172.67	1,172.67	—
Otto, Colleen A.	4,395.15	2,207.53	2,187.61
Oxner, George K.	3,595.18	1,817.60	1,777.58
Oxner, William A.	2,806.78	1,008.03	1,798.75
Palmer, Barbara J.	2,983.65	1,509.76	1,473.88
Pankow, Daniel M.	22,789.22	8,174.31	14,614.91
Panzer, Brenda K.	44,759.68	2,593.64	42,166.04
Parker, Jessica J.	2,020.02	1,041.54	978.48

Selling Shareholder	Shares Beneficially Owned (1)	Number of Restricted Shares Offered for Resale	Beneficially Owned After the Resale (1)
Parrott, James J.	4,820.75	2,428.13	2,392.62
Parry, Matthew H.	5,903.55	2,050.75	3,852.80
Parsons, William J.	3,844.98	1,243.00	2,601.98
Pasbrig, Lois J	65,367.41	34,251.95	31,115.46
Pasbrig, Robert N.	28,618.12	3,239.04	25,379.08
Pasbrig, Travis W.	6,301.60	2,163.70	4,137.90
Pater, Harold L.	3,623.32	1,241.78	2,381.54
Patterson, Stephen J.	2,781.79	1,405.78	1,376.02
Paul, Andrew T.	11,117.71	2,784.75	8,332.97
Pegelow, Steven R.	30,660.98	10,356.77	20,304.21
Pentecost, Michael	2,637.22	1,342.00	1,295.22
Perkins, Andrew P.	7,261.62	3,603.36	3,658.26
Peter, Robert A.	4,967.75	1,655.98	3,311.77
Peterson, Russell D.	2,197.84	1,112.23	1,085.60
Petsch, Sandra J.	2,705.94	1,360.16	1,345.78
Pettis, Evon H.	2,789.65	1,409.67	1,379.98
Pfaff, Timothy J.	2,343.42	1,188.24	1,155.18
Pharris, Jeffrey A.	5,804.97	2,236.63	3,568.34
Phillips, Randy	2,315.39	1,152.33	1,163.06
Phillips, Tony A.	3,498.88	1,767.78	1,731.10
Phipps, Ada I.	2,314.49	1,196.53	1,117.96
Pillivant, Laverne L.	3,057.16	1,547.08	1,510.08
Pinter, Mark M.	6,046.10	2,781.72	3,264.37
Platschorre, Paul D.	2,539.58	1,296.15	1,243.44
Poeschel, William W.	4,546.00	2,273.45	2,272.55
Poll, Matthew J.	2,444.05	1,209.55	1,234.50
Pollesch, Joshua D.	17,727.84	3,933.47	13,794.38
Polley, William B.	3,979.77	1,383.44	2,596.33
Polster, Susan E.	15,855.66	9,150.42	6,705.23
Polzin, Christa	19,054.62	2,252.23	16,802.39
Polzin, Roger A.	3,234.84	1,606.86	1,627.98
Ponczoch, Gloria J.	6,808.89	1,931.78	4,877.11
Porten, Thomas R.	2,838.94	1,012.91	1,826.03
Post, Brian A	124,577.27	38,970.66	85,606.60
Post, Carl L.	3,546.49	1,787.93	1,758.56
Powers, Margaret C.	51,496.75	27,616.31	23,880.44
Pratt, Kevin L.	2,485.61	1,246.85	1,238.76
Price, Amy K.	2,957.34	1,147.45	1,809.89
Price, Faye D.	29,239.10	2,421.74	26,817.36
Pritchard, Flora A	25,156.80	2,839.34	22,317.46
Pufahl, Derek J.	8,638.85	2,930.49	5,708.36
Puls, Richard L.	42,266.68	23,891.09	18,375.59
Pyle, Basil D.	4,108.04	2,023.62	2,084.43
Quicker, Bradley W.	5,429.23	2,695.00	2,734.23
Raasch, Dean A.	4,509.71	1,501.39	3,008.33
Rabideau, Arthur J.	2,527.77	1,284.65	1,243.12
Radke, Robert J.	41,976.49	22,726.39	19,250.11
Rafalski, Kris J.	4,845.46	1,642.41	3,203.05
Rahn, Michael D.	11,320.54	2,411.90	8,908.64
Rahn, Reese R.	19,380.80	7,209.06	12,171.73
Rahn, Wade A.	7,807.12	1,921.67	5,885.45

Selling Shareholder	Shares Beneficially Owned (1)	Number of Restricted Shares Offered for Resale	Beneficially Owned After the Resale (1)
Ramirez Aceves, Hector	8,337.71	2,803.42	5,534.29
Ramirez, Elias C.	5,473.55	1,911.02	3,562.53
Rapier, Thomas J.	4,723.76	2,376.95	2,346.81
Rasmussen, Larry	2,492.44	1,816.18	676.26
Redmann, Randell R.	69,009.05	6,510.32	62,498.72
Reetz, Randy R.	2,108.62	1,222.87	885.75
Reichert, Dori A.	8,287.28	4,202.96	4,084.32
Reihbandt, Jeffery J.	15,607.76	2,215.62	13,392.13
Reihbandt, Lynne J.	7,995.27	2,320.31	5,674.95
Reinart, Lee A.	9,347.37	4,705.72	4,641.65
Rentsch, Deborah A.	25,635.37	8,874.10	16,761.28
Reszynski, Karin J.	4,876.57	2,401.27	2,475.29
Reynolds, Randy L.	3,570.11	1,806.22	1,763.89
Reza, David O.	3,047.36	1,544.32	1,503.05
Rhode, Katherine M.	3,827.09	1,870.30	1,956.79
Rice, Timothy E.	2,848.32	2,239.55	608.77
Richards, Darrell L.	2,692.86	1,350.06	1,342.80
Riemer, Ronald C.	2,054.70	1,025.28	1,029.42
Riness, George W.	2,238.27	1,142.81	1,095.45
Ritger, Thomas G.	2,265.35	1,214.26	1,051.09
Ritschke, Kevin R.	6,574.87	2,264.39	4,310.48
Ritsema, Bram K.	4,247.39	1,472.32	2,775.07
Rivera, Robert A.	26,861.72	3,815.28	23,046.44
Robinson, Diedra K.	2,032.53	1,042.62	989.91
Robinson, Reginald E.	3,227.75	1,101.48	2,126.28
Roedl, Janelle J.	2,934.84	1,179.59	1,755.25
Roehl, Derek D.	19,473.52	3,777.01	15,696.51
Roehl, Randy R.	4,823.35	2,417.19	2,406.16
Roehl, Rodney R.	4,903.72	2,446.49	2,457.23
Rogers, David L.	5,620.57	1,923.03	3,697.53
Romero, Brenda D.	2,322.90	1,167.21	1,155.69
Root, Ryan C.	5,719.33	2,728.09	2,991.24
Rosenbaum, Susiania M.	2,364.68	1,189.41	1,175.27
Rosenburg, Brian	4,492.90	2,268.40	2,224.50
Ross, Steven L.	1,314.81	1,087.75	227.05
Roth, Edward W.	7,134.44	2,410.33	4,724.11
Rousseau, Jeffrey	2,270.14	1,155.79	1,114.35
Royce, Kevin	3,467.59	1,765.72	1,701.87
Rupp, Jacob O.	3,147.61	1,068.22	2,079.40
Ryckman, Yvonne	3,038.87	1,035.64	2,003.23
Sabel, Gerard R.	86,061.82	44,867.40	41,194.42
Salinas, Luke D.	5,346.92	1,714.32	3,632.59
Samson Jr., Douglass P.	4,127.09	1,409.51	2,717.58
Sanders, Jason L.	10,825.83	3,520.23	7,305.60
Savage, Kevin T.	3,326.96	1,217.33	2,109.63
Schabel, Benjamin J.	79,714.31	22,173.50	57,540.80
Schabel, Norbert J.	35,123.42	3,363.33	31,760.09
Schabel, Ryan L.	6,603.10	3,318.40	3,284.70
Schaefer, Michael R.	8,192.80	4,140.27	4,052.53
Schaeve, John B.	9,566.49	3,306.18	6,260.31
Schalinske, Diane K.	1,395.15	1,100.66	294.48

Selling Shareholder	Shares Beneficially Owned (1)	Number of Restricted Shares Offered for Resale	Beneficially Owned After the Resale (1)
Schalinske, Scott E.	6,114.17	4,410.49	1,703.68
Schall, Jeffrey E	16,491.98	4,391.37	12,100.61
Scharf, Treg L.	5,476.25	1,784.45	3,691.80
Schave, Jonathon E.	2,509.43	1,501.82	1,007.61
Schehr, James K.	1,899.62	1,156.05	743.56
Schellpfeffer, Greg T.	56,994.81	3,250.35	53,744.45
Schellpfeffer, Shelly A.	45,203.66	13,471.13	31,732.53
Schellpfeffer, Todd R.	94,206.83	26,212.63	67,994.20
Schenk, Dennis E.	7,672.34	2,683.03	4,989.31
Schepp, Jill Marie	8,774.75	2,474.42	6,300.32
Scherbinski, Gerald D.	2,745.46	1,382.70	1,362.76
Scherr, Dale J.	2,957.35	1,509.39	1,447.96
Schessow, Mark A.	35,033.25	4,464.48	30,568.77
Schick, Michael R.	5,013.55	2,620.59	2,392.97
Schlais, Timothy D.	3,994.73	1,367.02	2,627.71
Schlecht, Randal J.	2,547.81	1,274.89	1,272.92
Schlueter, Thomas L.	8,039.65	4,046.78	3,992.87
Schmer, Robert F.	6,152.48	2,098.96	4,053.52
Schmid, Brian D.	2,246.57	1,205.85	1,040.72
Schmidt, Justin D.	5,864.07	1,980.93	3,883.15
Schmitt, Robin L.	6,329.32	2,129.85	4,199.46
Schmitt, Victoria D.	5,053.13	2,541.87	2,511.26
Schneider, Kevin R.	46,382.27	16,092.52	30,289.75
Schnell, William J.	2,196.21	1,242.32	953.90
Schoen, Rodney R.	4,403.96	2,186.80	2,217.16
Scholz Sr., Thomas G.	20,982.50	7,475.01	13,507.49
Schraufnagel, Daniel W.	5,284.29	1,813.08	3,471.21
Schraufnagel, Jon M.	30,739.60	3,873.65	26,865.95
Schraufnagel, Karen J	10,228.39	3,070.40	7,157.99
Schraufnagel, Pat J.	14,418.30	3,083.64	11,334.66
Schuette, Kenneth A.	13,164.34	6,436.31	6,728.03
Schultz, Brian S.	81,977.29	22,982.31	58,994.99
Schultz, Cara D.	4,412.04	1,390.84	3,021.20
Schultz, Joseph C.	3,302.76	1,812.99	1,489.76
Schultz, Kyle R.	3,175.26	1,079.45	2,095.81
Schultz, Lisa M.	68,402.26	18,943.53	49,458.73
Schultz, Mark A.	41,715.58	12,765.72	28,949.86
Schultz, Sheila M.	9,742.32	5,897.67	3,844.65
Schultz, Troy S.	7,914.62	4,107.21	3,807.41
Schultz, Wayne L.	16,504.23	3,003.61	13,500.62
Schwab, Terry L.	2,261.79	1,138.58	1,123.21
Schwartzman, Jeff A.	4,627.81	2,265.68	2,362.13
Schwartzman, Randy J.	4,732.72	1,509.93	3,222.79
Schweitzer, William A.	3,955.86	1,260.90	2,694.97
Scott, Amy	3,474.10	1,200.44	2,273.66
Scott, Jodi L.	20,982.45	3,061.87	17,920.58
See, Shawn R.	2,778.98	1,102.82	1,676.16
Senz, Jeffrey T.	4,759.51	1,527.12	3,232.39
Sevier, John E.	7,834.21	3,973.45	3,860.77
Seymer, Daniel R.	26,473.15	8,773.29	17,699.86
Shaffer Jr., Mark A.	3,410.53	1,176.70	2,233.83

Selling Shareholder	Shares Beneficially Owned (1)	Number of Restricted Shares Offered for Resale	Beneficially Owned After the Resale (1)
Shanahan, Melissa L.	2,990.51	1,060.48	1,930.03
Shaw, James E.	2,170.46	1,098.98	1,071.47
Sheskey, Peter J.	3,424.06	1,676.18	1,747.88
Shimmel, Leeann E.	5,451.20	1,848.88	3,602.32
Sickels, James A.	4,058.83	1,984.66	2,074.17
Simmons Jr., Olin D.	2,893.27	1,484.63	1,408.64
Simmons, Mitchell R.	3,490.59	1,208.66	2,281.93
Sims, Charcie S.	3,252.68	1,088.60	2,164.08
Sippel, Peter J.	22,024.36	3,087.80	18,936.56
Sires, Kyle M.	3,174.65	1,072.97	2,101.69
Skelton, Barry N.	4,601.54	2,329.37	2,272.17
Skinner, Donna M.	7,806.53	1,814.00	5,992.53
Skinner, Tim A.	9,471.88	2,200.98	7,270.90
Skwor, Jeffery D.	5,356.67	2,711.31	2,645.36
Slye, Daniel W.	3,772.99	1,250.16	2,522.83
Smedal, Eric K.	5,816.33	2,839.78	2,976.54
Smith, Brenda J.	3,214.04	1,057.04	2,156.99
Smith, Claudia	1,986.46	1,017.63	968.82
Smith, Eric M.	13,212.30	3,077.01	10,135.28
Smith, Jane M.	3,083.90	1,567.43	1,516.47
Smith, Kevin C.	33,143.01	6,140.78	27,002.23
Smith, Michele L.	33,057.53	3,261.14	29,796.39
Smith, Mikel J.	2,325.11	1,170.89	1,154.22
Sommerfeld, Duwayne	4,264.35	2,541.22	1,723.13
Sorgent, Marylou	16,713.81	9,795.59	6,918.22
Soukup, Jeffrey T.	5,711.77	2,890.96	2,820.80
Spannbauer, Karen G.	2,261.55	1,737.98	523.57
Spearman, Osie E.	3,262.75	1,634.22	1,628.53
Spencer, Jeffrey A.	2,211.43	1,131.31	1,080.12
Spencer, Robert D.	2,366.58	1,168.90	1,197.69
Spittel, Dean M.	16,160.38	6,457.61	9,702.77
St.Clair, Gregory S.	4,596.05	1,712.71	2,883.34
Stafford, Sandra	2,588.75	1,261.94	1,326.82
Stahl, Joseph P.	2,878.36	1,455.91	1,422.44
Stange, Lori J.	7,260.02	3,635.73	3,624.29
Stark, Kelly J.	3,140.89	1,091.80	2,049.09
Starkey, Alvin B.	4,358.05	2,195.16	2,162.89
Statz, Michael W.	3,148.57	1,103.97	2,044.61
Steiner, Kevin J.	1,007.07	1,007.07	—
Steltenpohl, Jason A.	4,527.47	1,443.84	3,083.63
Stenulson, Rolland G.	4,471.73	2,223.79	2,247.94
Stenulson, Tyler R.	4,586.46	1,481.48	3,104.98
Stettbacher, John G.	4,253.60	2,125.05	2,128.55
Stevens, James W.	2,900.74	1,071.33	1,829.41
Stopen, Todd R.	29,696.94	10,156.92	19,540.02
Straveler, Dean R.	29,201.86	2,997.64	26,204.22
Straveler, Stefanie M.	27,829.46	3,167.18	24,662.28
Streblow, David J.	22,792.46	7,730.36	15,062.10
Strickland V, Arthur M.	5,189.52	1,675.18	3,514.35
Struensee, Floyd J.	2,716.30	1,362.25	1,354.05
Struensee, Phillip J.	3,333.32	1,069.05	2,264.27

Selling Shareholder	Shares Beneficially Owned (1)	Number of Restricted Shares Offered for Resale	Beneficially Owned After the Resale (1)
Sund, Richard O.	3,154.92	1,588.73	1,566.19
Sund, Sharon L.	2,417.81	1,223.55	1,194.26
Susa, Randy J.	4,061.79	1,297.33	2,764.46
Susa, Rena M.	4,920.23	2,459.65	2,460.57
Svendby, Arlene K.	1,682.17	1,544.41	137.77
Svendby, Brian J.	2,720.35	2,536.34	184.01
Swarn, Rodney	3,051.67	1,036.58	2,015.09
Syens, Joan M.	12,144.57	7,322.86	4,821.71
Tarr, Ronald W.	4,791.20	1,522.91	3,268.29
Tava, Marcia	2,581.94	1,298.05	1,283.89
Taylor, Byron S.	3,817.50	1,308.09	2,509.40
Taylor, Charles T.	4,781.12	1,603.31	3,177.82
Terlaan, Jennifer L.	11,250.80	3,566.54	7,684.26
Terry, Brenda L.	2,832.73	1,436.32	1,396.41
Tessar, Christine	12,696.64	2,043.14	10,653.50
Tetzlaff, Wayne M.	43,938.12	23,730.89	20,207.23
Thomas, Ryan K.	2,395.74	1,214.17	1,181.58
Thompson, Gerald J.	37,320.52	3,324.22	33,996.31
Thurston, Kelly J.	3,663.33	1,242.08	2,421.25
Timmer, Ronald L.	3,940.62	1,347.57	2,593.05
Tinch, Deshon	3,154.05	1,092.65	2,061.41
Toellner, Dale E.	122,789.19	63,868.76	58,920.43
Toellner, Michelle L.	22,130.16	2,493.45	19,636.71
Toellner, Ricky A.	28,677.12	16,581.44	12,095.68
Tolzman, Bruce J.	27,163.37	3,120.60	24,042.77
Torn, Richard D	57,742.93	10,604.44	47,138.49
Torres, Tiburcio	2,788.01	1,412.00	1,376.01
Tousley, James	3,433.19	1,730.62	1,702.57
Traczyk, Michael	5,327.43	2,570.76	2,756.67
Trapp, Mark A.	25,027.85	14,404.14	10,623.70
Tresemer, Timothy E.	6,157.93	2,113.80	4,044.12
Truitt, Jordan A.	8,387.85	2,802.03	5,585.82
Tuel, Anthony W.	3,150.87	1,553.83	1,597.04
Turnes, Craig E.	5,274.87	1,810.48	3,464.39
Turnes, John A.	2,325.42	1,257.49	1,067.93
Tyler, Casterdale	2,179.28	1,099.55	1,079.73
Tyler, Linda L.	9,857.16	5,956.10	3,901.05
Vail, Andrew L.	3,112.99	1,571.74	1,541.25
Van Houten, Cheryl D.	7,530.53	1,979.33	5,551.20
Van Houten, Jon A.	3,541.89	2,966.58	575.31
Van, Mark A.	7,110.63	3,484.60	3,626.03
Vandeberg, Jim A.	5,572.57	2,783.40	2,789.17
Vanderbeck, James W.	2,437.91	1,239.28	1,198.63
Vanderbeck, Kenne W.	2,116.13	1,119.10	997.03
Vanderlaan, Brenda S.	2,997.29	1,515.44	1,481.86
Vandermolen, Robert R.	2,559.55	1,093.81	1,465.74
Vanduine, Juane J.	4,029.94	1,380.34	2,649.61
Vandussen, Eva L.	2,868.34	1,470.22	1,398.12
Vanhaitsma, Tammi J.	4,244.38	2,144.29	2,100.09
Vanoveren, Jeffrey M.	2,726.84	1,133.08	1,593.75
Vanvleet, Diana L.	2,190.05	1,108.11	1,081.95

Selling Shareholder	Shares Beneficially Owned (1)	Number of Restricted Shares Offered for Resale	Beneficially Owned After the Resale (1)
Venable, Robert M.	11,181.83	3,900.16	7,281.68
Villanueva, Jeremy S.	4,672.18	1,547.89	3,124.29
Vogel, Joseph G.	4,133.42	2,086.77	2,046.65
Voss Jr., Ronald L.	4,591.09	2,433.74	2,157.35
Voss, Chris A	45,030.85	15,367.83	29,663.01
Voss, Russell A.	9,119.64	6,358.79	2,760.85
Vossekuil, Timothy S.	6,126.13	3,137.04	2,989.09
Vredeveld, Ryan L.	4,434.11	1,436.21	2,997.90
Vroman Sr., Gary L.	7,663.52	3,782.87	3,880.65
Waas, Scott R.	6,023.80	2,014.01	4,009.79
Wadeson, Bruce E.	3,385.11	1,713.79	1,671.32
Wagenknecht, Todd R.	4,870.62	1,561.22	3,309.40
Wagner, David A.	6,509.07	2,113.40	4,395.67
Waldron, David H.	6,770.68	3,418.07	3,352.62
Walker Jr., James A.	2,490.19	1,254.98	1,235.21
Walker, Dee J Jean	8,960.01	5,752.10	3,207.92
Walker, Kevin C.	3,108.07	1,307.72	1,800.36
Walle, Ricardo J.	3,013.51	1,007.87	2,005.63
Wallen Ii, Robert J.	4,640.16	2,340.63	2,299.53
Wallendal, Jeffrey D.	55,391.70	16,693.64	38,698.07
Wallendal, Sheila A.	27,225.69	9,069.31	18,156.38
Walters, Kenneth D.	18,589.65	2,460.72	16,128.93
Ward, Charles B.	7,156.89	3,592.17	3,564.73
Ward, Tina L.	2,423.16	1,553.37	869.78
Warner, Tamala S.	2,421.81	1,221.40	1,200.42
Wasmund, Darris E.	55,020.73	3,366.91	51,653.82
Waters, Thomas A.	6,138.83	2,999.09	3,139.74
Way, Henry H.	12,937.25	2,413.19	10,524.06
Weaver, Karen D.	2,009.72	1,016.00	993.72
Weber, David H.	18,543.55	2,294.59	16,248.95
Webster, Michele	2,163.53	1,084.12	1,079.41
Weeks, Mark E.	15,351.83	9,173.03	6,178.80
Wegner, Daniel R.	4,926.69	2,013.55	2,913.14
Weinberger, Darra G.	32,176.22	9,851.90	22,324.32
Weinberger, Ken J.	2,382.49	2,242.50	139.98
Weinberger, Patricia M.	6,230.75	3,034.99	3,195.75
Weinheimer, Steven R.	33,394.85	6,118.93	27,275.92
Weiss, Gary A.	8,328.64	4,212.94	4,115.70
Weiss, Kenneth J.	8,814.86	4,454.06	4,360.80
Welak, Christine M.	25,664.54	8,285.41	17,379.13
Welch, Matthew T.	19,162.15	3,383.93	15,778.22
Wells, Carol A.	3,655.34	1,836.33	1,819.01
Weninger, Stacie R.	46,436.04	3,309.16	43,126.88
Werner, Scott W.	6,371.02	3,226.77	3,144.26
Wescott, Ryan T.	6,924.84	2,309.56	4,615.28
Westimayer, Jonathan P.	4,870.99	1,664.04	3,206.95
Wetzel, Kenneth J.	3,768.98	2,119.58	1,649.40
White, Darrell L.	16,699.51	7,411.18	9,288.33
White, Stacy	2,173.80	1,103.00	1,070.80
Wiedenhaft, Robert R.	11,159.81	9,380.28	1,779.53

Selling Shareholder	Shares Beneficially Owned (1)	Number of Restricted Shares Offered for Resale	Beneficially Owned After the Resale (1)
Wiese, Brenda L.	6,978.76	3,373.76	3,605.01
Wiese, Gary L.	57,728.79	3,460.43	54,268.35
Wiese, Jennifer R.	7,936.38	2,207.24	5,729.14
Wilcox, Kenneth M.	3,115.99	1,585.95	1,530.04
Wilkins, Karl D.	3,105.69	1,079.21	2,026.48
Wilkinson, Jeffery L.	2,601.81	1,312.57	1,289.25
Wille, John M.	4,752.29	2,303.37	2,448.92
Williams, Daniel L.	3,163.12	1,007.89	2,155.23
Williams, Harold D.	3,291.25	1,123.00	2,168.25
Williams, Henry L.	1,209.26	1,031.20	178.06
Williams, Joy A.	2,048.26	1,041.40	1,006.86
Williams, Lon D.	5,945.43	3,012.09	2,933.33
Williams, Randy M.	4,202.39	1,410.47	2,791.92
Williams, Thomas A.	29,523.50	4,805.44	24,718.06
Williams, Tony A.	3,588.23	1,765.26	1,822.97
Wilmer, Wade M.	1,122.59	1,054.33	68.26
Wilson, Susan K.	2,119.51	1,067.63	1,051.88
Winter, Matthew J.	8,727.92	3,005.83	5,722.09
Wise, Gerald L.	2,334.00	1,196.36	1,137.64
Wise, Ronald S.	4,201.32	1,674.50	2,526.82
Wisnefsky, Michael S.	7,764.79	2,505.58	5,259.21
Wittenberger, Tyler J.	4,278.59	2,673.86	1,604.73
Woelfel, Jeff G.	3,068.61	1,039.20	2,029.41
Wolter, Chris J.	4,247.57	1,376.22	2,871.35
Wolter, Florencia B.	15,734.85	9,139.20	6,595.65
Wondra, Donald F.	88,543.68	45,779.54	42,764.14
Wondra, Gerald E.	25,878.02	2,402.19	23,475.84
Wondra, Ralph F.	106,408.93	54,663.64	51,745.29
Wondra, Sandra L.	5,840.24	1,760.06	4,080.18
Woodard, Racquel R.	15,984.04	2,898.12	13,085.92
Woods, Rodger A.	3,510.32	1,773.04	1,737.27
Workman Jr., Scott E.	3,091.97	1,057.58	2,034.39
Workman, Mary L.	3,588.07	1,811.77	1,776.30
Wozniak, Shawn V.	6,975.87	2,324.01	4,651.86
Wright, Vicki A.	2,735.69	1,387.63	1,348.06
Wuesthoff, Dustin J.	3,088.85	2,413.67	675.17
Wyant, Corey J.	3,250.24	1,147.51	2,102.73
Yanke, Denise E.	3,318.58	1,143.52	2,175.06
Yelczyn, Michael L.	27,928.24	9,311.11	18,617.13
Yeomans, Teresa A.	5,124.47	1,732.37	3,392.10
Yerges, Darcy J.	17,420.64	2,199.09	15,221.55
Young, Richard J.	3,102.83	1,538.17	1,564.66
Zank, Douglas C.	5,297.95	2,635.37	2,662.58
Zhang, Qing	5,819.84	2,932.58	2,887.26
Zickert, Darrin J.	5,282.55	1,775.00	3,507.55
Ziegenbein, Jerry A.	12,852.29	4,120.19	8,732.10
Zimmer, Lee C.	55,587.42	4,578.89	51,008.54
Zimmerman, Gordon G.	7,002.22	2,185.66	4,816.56
Zinda, Seth J.	3,325.89	1,116.21	2,209.68
Zingsheim, Paul D.	16,223.52	10,231.30	5,992.22
Zitlow, Kevin M.	1,892.52	1,597.41	295.11

Selling Shareholder	Shares Beneficially Owned (1)	Number of Restricted Shares Offered for Resale	Beneficially Owned After the Resale (1)
Zoellick, Craig S.	5,686.10	2,891.08	2,795.02
Zschernitz, Joel G.	7,168.83	3,641.67	3,527.16
Zuhlke, Douglas A.	34,174.75	12,157.12	22,017.63
Zwieg, Neal C.	1,348.06	1,028.05	320.01

(1)

Substantially all of the Shares set forth herein are held by the 401(k) Plan or the Mayville Engineering Company, Inc. Employee Stock Ownership Plan (the “ESOP”) and have been allocated to accounts of participants in such plans. The shares of Common Stock listed in this column for the Selling Shareholders who are not officers of the Company only reflect the shares of Common Stock held for their account in the 401(k) Plan and the ESOP.

PLAN OF DISTRIBUTION

The Selling Shareholders may offer and sell Shares under this Prospectus from time to time and may also decide not to sell any, or to sell just a portion, of the Shares they are allowed to sell under this Prospectus. The decision to sell any Shares is within the discretion of the holders thereof, subject generally to the Company’s policies affecting the timing and manner of sale of Common Stock by certain individuals and certain volume limitations set forth in Rule 144(e) of the Securities Act.

Sales of Shares held or to be held under the 401(k) Plan that have been allocated to accounts of the Selling Shareholders will be effected by the trustee of the 401(k) Plan on behalf of, and at the direction of, the Selling Shareholders. Such sales, and any other sales that the Selling Shareholders do make, may be sold in one or more of the following transactions:

•	on the NYSE or any other securities exchange or quotation service that lists or quotes the Common Stock for trading;

•	in the over-the-counter market;

•	in privately negotiated transactions;

•	through put or call option transactions relating to the shares or through short sales of shares; and

•	in a combination of any of the above transactions.

The trustee of the 401(k) Plan, or the Selling Shareholders in a direct sale, may sell the Shares at market prices prevailing at the time of sale, at prices related to such prevailing market prices, at negotiated prices or at fixed prices. The transactions listed above may include block transactions.

The trustee of the 401(k) Plan, or the Selling Shareholders, may enter into hedging transactions with broker-dealers or other financial institutions. In connection with these transactions, broker-dealers or other financial institutions may engage in short sales of the shares of Common Stock or of securities convertible into or exchangeable for these shares in the course of hedging positions they assume with the trustee of the 401(k) Plan or the Selling Shareholders. The trustee of the 401(k) Plan, or the Selling Shareholders, may also sell shares short and redeliver shares to close out such short positions. In addition, the trustee of the 401(k) Plan, or the Selling Shareholders, may enter into options or other transactions with broker-dealers or other financial institutions that require the delivery to these broker-dealers or other financial institutions of the shares of Common Stock offered by this Prospectus, which these broker-dealers or other financial institutions may resell pursuant to this Prospectus (as amended or supplemented to reflect such transaction).

The trustee of the 401(k) Plan and the Selling Shareholders have advised the Company that they have not made any arrangements with any underwriters or broker-dealers relating to the distribution of the Shares covered by this Prospectus. The trustee of the 401(k) Plan, or the Selling Shareholders, may sell their shares directly to purchasers, use broker-dealers to sell their shares or may sell their shares to broker-dealers acting as principals. If this happens, then broker-dealers may either receive discounts or commissions from the trustee of the 401(k) Plan, or the Selling Shareholders, or they may receive commissions from purchasers of shares for whom they acted as agents, or both. This compensation may be in excess of the compensation customary in the type of transactions involved. If a broker-dealer purchases shares as a principal, then it may resell the shares for its own account under this Prospectus.

The Company will pay all registration fees and expenses for the Common Stock offered by this Prospectus. The Selling Shareholders and any agent, broker or dealer that participates in sales of Common Stock offered by this Prospectus may be deemed “underwriters” under the Securities Act and any commissions or other consideration received by any agent, broker or dealer may be considered underwriting discounts or commissions under the Securities Act.

The Company and the Selling Shareholders (directly or through the 401(k) Plan trustee) may agree to indemnify any agent, broker or dealer that participates in sales of Common Stock against liabilities arising under the Securities Act from sales of Common Stock. Because the 401(k) Plan trustee and the Selling Shareholders may be deemed to be “underwriters” within the meaning of Section 2(11) of the Securities Act, the 401(k) Plan trustee and the Selling Shareholders will be subject to the Prospectus delivery requirements of the Securities Act. The Company has in informed the 401(k) Plan trustee and the Selling Shareholders that the anti-manipulation provisions of Regulation M under the Exchange Act may apply to their sales of Common Stock.

Instead of selling Common Stock under this Prospectus, the 401(k) Plan trustee or the Selling Shareholders may sell Common Stock in compliance with the provisions of Rule 144 under the Securities Act, if available.

The Company will file a supplement to this Prospectus, if required, pursuant to Rule 424(b) under the Securities Act upon being notified by the Selling Shareholders (directly or through the 401(k) Plan trustee) that any material arrangement has been entered into with a broker-dealer for the sale of shares of Common Stock through a block trade, special offering, exchange distribution or secondary distribution or a purchase by a broker or dealer. Any such supplement will disclose:

•	the name of the participating broker-dealer(s);

•	the number of shares involved;

•	the price at which such shares were sold;

•	the commissions paid or discounts or concessions allowed to such broker-dealer(s), where applicable;

•	that such broker-dealer(s) did not conduct any investigation to verify the information set out or incorporated by reference in this Prospectus; and

•	other facts material to the transaction.

To the extent required, this Prospectus may be amended or supplemented from time to time to describe a specific plan of distribution.

EXPERTS

The consolidated financial statements of Mayville Engineering Company, Inc. and subsidiaries, for the years ended December 31, 2018 and 2017, incorporated by reference in this Prospectus from Amendment No. 2 to Registration Statement No. 333-230840 on Form S-1 dated May 3, 2019, have been audited by Deloitte & Touche LLP, an independent registered public accounting firm, as stated in their report, which is incorporated by reference herein. Such consolidated financial statements have been so incorporated in reliance upon the report of such firm given upon their authority as experts in accounting and auditing.

NO DEALER, SALESMAN OR ANY OTHER PERSON HAS BEEN AUTHORIZED TO GIVE ANY INFORMATION OR TO MAKE ANY REPRESENTATIONS OTHER THAN THOSE CONTAINED IN THIS PROSPECTUS, AND, IF GIVEN OR MADE, SUCH INFORMATION OR REPRESENTATIONS MUST NOT BE RELIED UPON AS HAVING BEEN AUTHORIZED BY THE COMPANY OR ANY SELLING SHAREHOLDER. NEITHER THE DELIVERY OF THIS PROSPECTUS NOR ANY SALE MADE HEREUNDER SHALL, UNDER ANY CIRCUMSTANCES, IMPLY THAT THERE HAS BEEN NO CHANGE IN THE AFFAIRS OF THE COMPANY OR THAT THE INFORMATION HEREIN IS CORRECT AS OF ANY TIME SUBSEQUENT TO THE DATE AS OF WHICH SUCH INFORMATION IS GIVEN. THIS PROSPECTUS DOES NOT CONSTITUTE AN OFFER TO SELL OR THE SOLICITATION OF ANY OFFER TO BUY ANY OF THE SECURITIES OFFERED HEREBY TO ANYONE IN ANY JURISDICTION IN WHICH SUCH OFFER OR SOLICITATION IS NOT AUTHORIZED OR IN WHICH THE PERSON MAKING SUCH OFFER OR SOLICITATION IS NOT QUALIFIED TO DO SO OR TO ANYONE TO WHOM IT IS UNLAWFUL TO MAKE SUCH OFFER OR SOLICITATION.

7,000,000 SHARES

MAYVILLE ENGINEERING COMPANY, INC.

COMMON STOCK

REOFFER PROSPECTUS

November 5, 2019

PART I

INFORMATION REQUIRED IN THE SECTION 10(A) PROSPECTUS

All information required by Part I to be contained in the Section 10(a) prospectus is omitted from this Registration Statement in accordance with Rule 428 under the Securities Act of 1933 and the Note to Part I of Form S-8.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.	Incorporation of Documents by Reference.

The following documents previously filed with the Commission by the Company are hereby incorporated herein by reference:

(a)

The Company’s prospectus filed with the Commission pursuant to Rule 424(b)(4) on May 10, 2019 and deemed a part of the Company’s Registration Statement on Form S-1, as amended (Reg. No. 333-230840), which includes audited consolidated financial statements for the Company as of and for the years ended December 31, 2018 and 2017 and a description of the Common Stock.

(b)	The Company’s Current Reports on Form 8-K filed with the Commission on May 17, 2019, June 14, 2019 and October 2, 2019.

(c)

The Company’s Quarterly Reports on Form 10-Q for the quarters ended March 31, 2019, June  30, 2019 and September  30, 2019, which were filed with the Commission on June  18, 2019, August 9, 2019 and October  31, 2019, respectively.

(d)

The description of the Common Stock contained in the Company’s Registration Statement on Form 8-A (File No. 001-38894) filed with the Commission on May 3, 2019 pursuant to Section 12(b) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), including any amendment or report filed for the purpose of updating such description.

All documents subsequently filed by the Company pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act after the date of filing of this Registration Statement and prior to such time as the Company files a post-effective amendment to this Registration Statement that indicates that all securities offered hereby have been sold or that deregisters all securities then remaining unsold shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of filing of such documents.

Item 4.	Description of Securities.

Not applicable.

Item 5.	Interests of Named Experts and Counsel.

Not applicable.

Item 6.	Indemnification of Directors and Officers.

Pursuant to the Wisconsin Business Corporation Law and the Company’s bylaws, the Company’s directors and officers are entitled to mandatory indemnification from the Company against certain liabilities (which may include liabilities under the Securities Act of 1933) and expenses (i) to the extent such officers or directors are successful in the defense of a proceeding and (ii) in proceedings in which the officer or director is not successful in defense thereof, unless (in the latter case only) it is determined that the director or officer breached or failed to perform his or her duties to the Company and such breach or failure constituted: (a) a willful failure to deal fairly with the Company or the Company’s shareholders in connection with a matter in which the director or officer had a material conflict of interest, (b) a violation of the criminal law, unless the director or officer had reasonable cause to believe his or her conduct was lawful or had no reasonable cause to believe his or her conduct was unlawful, (c) a transaction from which the director or officer derived an improper personal profit or (d) willful misconduct. It should also be noted that the Wisconsin Business Corporation Law specifically states that it is the policy of Wisconsin to require or permit indemnification in connection with a proceeding involving securities regulation to the extent required or permitted as described above. Additionally, under the Wisconsin Business Corporation Law, the Company’s directors are not subject to personal liability to the Company, the Company’s shareholders or any person asserting rights on behalf of the Company or the Company’s shareholders for certain breaches or failures to perform any duty resulting solely from their status as directors or officers except in circumstances paralleling those in subparagraphs (a) through (d) outlined above.

Expenses for the defense of any action for which indemnification may be available are required to be advanced by the Company under certain circumstances.

The indemnification provided by the Wisconsin Business Corporation Law and the Company’s bylaws is not exclusive of any other rights to which a director or officer may be entitled. The general effect of the foregoing provisions may be to reduce the circumstances under which an officer or director may be required to bear the economic burden of the foregoing liabilities and expenses.

The Company also maintains director and officer liability insurance against certain claims and liabilities which may be made against the Company’s former, current or future directors or officers.

Item 7.	Exemption from Registration Claimed.

The issuance of shares of Common Stock to the ESOP and the 401(k) Plan did not constitute sales within the meaning of the Securities Act of 1933.

Item 8.	Exhibits.

The exhibits listed in the Exhibit Index below are filed (except where otherwise indicated) as part of this Registration Statement.

EXHIBIT INDEX

Exhibit Number	Description

(4.1)	Amended and Restated Articles of Incorporation of the Company (incorporated by reference to Exhibit 3.1 to the Company’s Registration Statement on Form S-1 (Reg. No. 333-230840)).

(4.2)	Bylaws of the Company (incorporated by reference to Exhibit 3.2 to the Company’s Registration Statement on Form S-1 (Reg. No. 333-230840)).

(23)	Consent of Deloitte & Touche LLP.

(24)	Power of Attorney (contained in the signature page of this Registration Statement).

The Company will submit or has submitted the 401(k) Plan and any amendment thereto to the Internal Revenue Service (“IRS”) in a timely manner and has made or will make all changes required by the IRS in order to qualify the 401(k) Plan.

Item 9.	Undertakings.

(a)	The undersigned registrant hereby undertakes:

(1)	To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

(i)	To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

(ii)

To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii)

To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

(2)

That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(b)

The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 (and each filing of an employee benefit plan’s annual report pursuant to section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c)

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Mayville, Wisconsin, on November 5, 2019.

MAYVILLE ENGINEERING COMPANY, INC.

By:	/s/ Robert D. Kamphuis
Robert D. Kamphuis
Chairman, President and Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities indicated on November 5, 2019. Each person whose signature appears below constitutes and appoints Robert D. Kamphuis and Todd M. Butz, and each of them individually, his or her true and lawful attorneys-in-fact and agent, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and any additional registration statement to be filed pursuant to Rule 462(b) under the Securities Act of 1933, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his or her substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Signature	Title

/s/ Robert D. Kamphuis Robert D. Kamphuis	Chairman, President, Chief Executive Officer (Principal Executive Officer) and Director

/s/ Todd M. Butz Todd M. Butz	Chief Financial Officer (Principal Financial and Accounting Officer)

/s/ Allen J. Carlson Allen J. Carlson	Director

/s/ Timothy L. Christen Timothy L. Christen	Director

/s/ Steven L. Fisher Steven L. Fisher	Director

/s/ Craig E. Johnson Craig E. Johnson	Director

/s/ Patrick D. Michels Patrick D. Michels	Director

/s/ Jay O. Rothman Jay O. Rothman	Director

/s/ John A. St. Peter John A. St. Peter	Director

S-1